UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 1, 2021

PEABODY ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-16463	13-4004153
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

701 Market Street, St. Louis, Missouri	63101-1826
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (314) 342-3400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BTU	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, on January 29, 2021, Peabody Energy Corporation, a Delaware corporation (“Peabody” or the “Company”), completed a series of transactions (collectively, the “Refinancing Transactions”) designed to, among other things, provide the Company with maturity extensions and covenant relief, while allowing it to maintain sufficient operating liquidity and financial flexibility.

On March 1, 2021, in recognition of performance that resulted in the completion of the Refinancing Transactions, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of the Company approved a supplemental Service-Based Cash Award in the amount of $100,000 to Mark Spurbeck, the Company’s Executive Vice President and Chief Financial Officer.

The Committee previously granted 2021 Long Term Incentive Awards in the form of Restricted Stock Units, Performance-Based Cash Awards, and Service-Based Cash Awards (the “2021 LTI Performance Awards”) to certain key executives of the Company on terms and conditions as set forth in the Peabody Energy Corporation 2017 Incentive Plan (the “Plan”) and Mr. Spurbeck was the recipient of a 2021 LTI Service-Based Cash Award and has executed, among other items, agreements previously approved by the Committee for the granting of Service-Based Cash Awards (the “2021 Service-Based Cash Award Agreement”). The Compensation Committee authorized an amendment to the 2021 Service-Based Cash Award Agreement (“Amendment No. 1 to the 2021 Service-Based Cash Award Agreement”) in connection with the grant of the supplemental Service-Based Cash Award to Mr. Spurbeck. The supplemental Service-Based Cash Award shall become fully vested and non-forfeitable in accordance with (a) the Vesting of a Cash Award in accordance with the terms of the 2021 Service-Based Cash Award Agreement, or (b) upon a Termination of Service as defined in the 2021 Service-Based Cash Award Agreement, provided such Termination of Service is by the Company without Cause or by Mr. Spurbeck for Good Reason.

The forms of the 2021 Service-Based Cash Award Agreement and Amendment No. 1 to the 2021 Service-Based Cash Award Agreement are attached as Exhibits 10.1 and 10.2 hereto, respectively, and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Form of 2021 Service-Based Cash Award Agreement.

10.2	Form of Amendment No. 1 to 2021 Service-Based Cash Award Agreement.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEABODY ENERGY CORPORATION

March 5, 2021	By:	/s/ Scott T. Jarboe
	Name:	Scott T. Jarboe
	Title:	Chief Legal Officer